UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

7372

(Primary Standard Industrial Classification Code Number)

99-0370904

(I.R.S. Employer Identification Number)

505 Montgomery Street

11th Floor

San Francisco, CA

94111

Telephone: (415) 200-1105

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Delaware Corporate Agents, Inc.

4406 Tennyson Road

Wilmington, DE 19802

Telephone: 302-762-8637

(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	.	Smaller reporting companyX	X .
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock to be offered for resale by selling stockholder	5,000,000	(2)	$0.028	(3),(4)	$140,000	(3),(4)	$14.10	(4)

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)	Consists of up to 5,000,000 shares of common stock to be sold to Tangiers Global, LLC under the investment agreement effective April 19, 2016.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(4)	Based on the closing price per share ($0.028) for APT Systems, Inc.’s common stock on May 6, 2016, as reported by the OTC Markets Group.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 12, 2016

Prospectus

5,000,000 Shares

APT Systems, Inc.

Common Stock

The selling stockholder identified in this prospectus may offer and sell up 5,000,000 shares of our common stock to be sold to Tangiers Global, LLC under the investment agreement dated April 14, 2016. All shares registered in accordance with this registration statement are being registered solely pursuant to the investment agreement. The investment agreement permits us to “put” up to $5,000,000 in shares of our common stock to Tangiers Global, LLC over a period of up to 36 months.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Tangiers Global, LLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is quoted by the OTC Markets Group under the symbol “APTY”. On May 6, 2016, the closing price of our common stock was $0.028 per share.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tangiers Global, LLC. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2016.

About This Prospectus

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we”, “us”, the “Company” and “APT Systems” mean APT Systems, Inc., unless otherwise indicated. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Prospectus Summary

The Offering

The selling stockholder identified in this prospectus may offer and sell up to 5,000,000 shares of our common stock to be sold to Tangiers Global, LLC under the investment agreement dated April 14, 2016. All shares registered in accordance with this registration statement are being registered solely pursuant to the investment agreement. The investment agreement permits us to “put” up to $5,000,000 in shares of our common stock to Tangiers Global, LLC over a period of up to 36 months.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tangiers Global, LLC. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Our Business

APT Systems, Inc. was incorporated in the state of Delaware on October 29, 2010 (“Inception”) to engage in the creation of innovative stock trading platforms, financial apps and visualization solutions for charting the financial markets. While management works to deliver equities trading software it also is strategically acquiring other compatible financial businesses or software which demonstrates strong growth potential stemming from a solid business plan. The Company has launched a publication promoting a trading strategy using its Apple developer account and has successfully tested revenue payments. Our proprietary custom charting tools and trading platforms will later be available to licensees and subscribers.

During the twelve months ended January 31, 2016, the Company was providing technical writing and computer assisted design services to other startups using a contractor, a related person (family member to the Chief Executive Officer, to generate certain additional revenues. We would anticipate that this revenue will diminish entirely if we are able to raise the necessary funding to allow the contractor to work exclusively on in-house projects. A more detailed discussion of this technology and its anticipated benefits is provided under the section “Description of Business”.

Our common stock is traded over-the-counter on the OTC Pink and by the OTC Markets Group under the ticker symbol “APTY.”

The principal offices of our company are located at 505 Montgomery Street, 11th Floor, San Francisco, CA. Our telephone number is (415) 200-1105.

THE OFFERING

Common stock offered by selling stockholder:	5,000,000 shares of Common Stock
Common Stock outstanding before the offering:	118,825,003 shares of Common Stock
Common Stock outstanding after the offering:	123,825,003 shares of Common Stock
Use of Proceeds:

We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the Tangiers Investment Agreement. The proceeds received under the Tangiers Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

OTC Pink Trading Symbol:	APTY
Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing our securities. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

RISKS ASSOCIATED WITH OUR COMPANY:

Our independent registered public accounting firm’s report states that there is a substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm, RBSM, LLP, state in its audit report attached to our audited financial statements for the fiscal year ended January 31, 2016 that since we have suffered recurring losses from operations, and are dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, there is a substantial doubt about our ability to continue as a going concern.

Our status as an “emerging growth company” under the JOBS Act OF 2013 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company”.

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we are required to comply with certain of rules relating to Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As an “emerging growth company” under the jumpstart our business startups act (JOBS), we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•

submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any January 31 before that time, we would cease to be an emerging growth company as of the following July 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

Notwithstanding the above, we are also currently a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company." Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2014; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects.

Each of the officers and directors of the Company, currently devote up to 100 hours per month to Company matters. None of our officers and directors has any public company experience and they are involved in other business activities. The Company’s needs could exceed the amount of time or level of experience they may have. This could result in their inability to properly manage Company affairs, resulting in it remaining a start-up company with no revenues or profits, which could cause the loss of one’s entire investment.

The Company business plan does not provide for the hiring of any additional employees other than outlined in its Plan of Operations until sales will support the expense. Until that time the responsibility of developing the Company’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon the three officers and directors. While their business experience includes management and marketing, particularly in the brokerage and software industry, they do not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. Further, they have no experience in complying with the various rules and regulations which are required of a public company, and as a result, they may not be able to operate successfully as a public company, even if the Company’s operations are successful. While each of the Company’s officers and directors will use their best judgments to resolve all potential conflicts, there is no formulated plan to resolve any possible conflict of interest with their other business activities, and we cannot guarantee that any potential conflicts can be avoided. In the event they are unable to fulfill any aspect of their duties to the Company it may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of its business.

Commencement and development of operations will depend on the acceptance of its proposed business and any proposed acquisitions. If the Company products are not deemed desirable and suitable for purchase and it cannot establish a customer base, it may not be able to generate any revenues, which would result in a failure of the business and a loss of any investment one makes in the shares.

The acceptance of the Company proprietary stock trading tools, platforms and visualization solutions for the financial markets is critically important to its success. The Company cannot be certain that the products that it will be offering will be appealing and as a result there may not be any demand for these products and its sales could be limited and it may never realize any revenues. In addition, there are no assurances that if it alters or changes the products it offers in the future that the demand for these new products will develop and this could adversely affect our business and any possible revenues.

If demand for the products the Company plans to offer slows, then its business would be materially affected, which could result in the loss of your entire investment.

Demand for products which it intends to sell depends on many factors, including:

•

the number of Smartphones purchased each year including iPhones, Androids and Blackberry devices shall continue to increase and be accessible for third party apps.

•

the developer licensing agreement with Apple Inc. and continues to remain in good standing with no substantial policy changes made by Apple to affect deliverability of app products.

•

the economy, and in periods of rapidly declining economic conditions, customers may defer smartphone upgrades and purchases or may disconnect active services for communication.

•

the competitive environment in the app sector that may force it to reduce prices below its desired pricing level or increase promotional spending.

•

the ability to anticipate changes in consumer preferences and to meet customers’ needs for trading products in a timely cost effective manner.

•

For the long term, demand for the products it plans to offer may be affected by:

•

the ability to establish, maintain and eventually grow market share in a competitive environment.

•

delivery of its information globally, geopolitical changes, changes in trading regulations, currency fluctuations, natural disasters, pandemics and other factors beyond our control may increase the cost of items it purchases, create communication issues or render product delivery difficult which could have a material adverse effect on its sales and profitability.

•

restrictions on access to North American stock markets and data.

All of these factors could result in immediate and longer term declines in the demand for the products it plans to offer, which could adversely affect its sales, cash flows and overall financial condition. An investor could lose his or her entire investment as a result.

The loss of the services of the current officers and directors could severely impact the Company business operations and future development, which could result in a loss of revenues and one’s ability to ever sell any shares one purchases in this offering.

The performance is substantially dependent upon the professional expertise of the current officers and board of directors. Each has extensive expertise in the financial, equities trading and software industries and the company is dependent on their abilities to develop its business. If they are unable to perform their duties, this could have an adverse effect on company business operations, financial condition and operating results if it is unable to replace them with other individuals qualified to develop and market its business. The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering as well as the complete loss of your investment.

The brokerage software industry is highly competitive, which could negatively impact our ability to generate revenue and develop a customer base. If the Company cannot remain competitive in a way that allows it to generate the amount of revenue necessary to fund its operations, it could affect the Company’s business and result in the loss of your investment.

This Company expects to compete against a number of large well-established financial companies with greater name recognition, a more comprehensive offering of trading platforms, and with substantially larger resources than the Company’s; including financial and marketing. In addition to these well-established competitors there are some smaller companies that have developed and are marketing their financial products. There can be no assurance that it can compete successfully in this North American market. If it cannot successfully compete in this highly competitive app development business, it may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

The Company may not be able to successfully implement its business strategy, which could adversely affect its business, financial condition, results of operations and cash flows. If the Company cannot successfully implement its business strategy, it could result in the loss of your investment.

Successful implementation of its business strategy depends on factors specific to stock trading platforms and the state of the financial industry and numerous other factors that may be beyond its control. Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on its business, its financial condition, and results of operations and cash flow:

•

The competitive environment in the app sector that may force us to reduce prices below the optimal pricing level or increase promotional spending;

•

Its ability to anticipate changes in consumer preferences and to meet customers’ needs for trading products in a timely cost effective manner; and

•

Its ability to establish, maintain and eventually grow market share in a competitive environment.

There are no substantial barriers to entry into the industry and because the company does not currently have any copyright protection for the products it intends to sell, there is no guarantee someone else will not duplicate its ideas and bring them to market before it does, which could severely limit the Company proposed sales and revenues. If the Company cannot generate sales and revenues, it could result in the loss of your investment.

Since it has no copyright protection, unauthorized persons may attempt to copy aspects of its business, including its product design or functionality, services or marketing materials. Any encroachment upon the Company corporate information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated against it for infringement upon another company's proprietary information or improper use of their copyright, may affect its ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce the company intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm its business operations and/or results of operations. As a result, an investor could lose his or her entire investment.

As the Company intends to be conducting international business transactions, it will be exposed to local business risks in different countries, which could have a material adverse effect on its financial condition or results of operations, which could result in the loss of your investment.

The Company intends to promote and sell its products internationally by virtue of the global access to apps and the American stock exchanges, and we expect to have customers located in several countries. The Company international operations will be subject to risks inherent in doing business in foreign countries, including, but not necessarily limited to:

•

new and different legal and regulatory requirements in local jurisdictions;

•

potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;

•

risk of nationalization of private enterprises by foreign governments;

•

legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and

•

local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

It may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where it will do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on its base operations and upon its financial condition and results of operations.

Since its services will be available over the Internet in foreign countries and the Company will have customers residing in foreign countries, foreign jurisdictions may require it to qualify to do business in their country. It will be required to comply with certain laws and regulations of each country in which it conducts business, including laws and regulations currently in place or which may be enacted related to Internet services available to the residents of each country from online sites located elsewhere.

The company operations in developing markets could expose it to political, economic and regulatory risks that are greater than those it may face in established markets. Further, its international operations may require it to comply with additional United States and international regulations. If the company fails to comply with the required domestic and international regulations or violates any such regulations, it may not be able to generate sales and revenue necessary to continue its business plans, which could result in the loss of your investment.

For example, it may be required to comply with the Foreign Corrupt Practices Act, or "FCPA," which prohibits companies or their agents and employees from providing anything of value to a foreign official or agent thereof for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. The Company may operate in some nations that have experienced significant levels of governmental corruption. Its employees, agents and contractors, including companies to which it outsources business operations, may take actions in violation of its policies and legal requirements. Such violations, even if prohibited by its policies and procedures, could have an adverse effect on its business and reputation. Any failure by the Company to ensure that its employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial civil and criminal penalties or restrictions on its ability to conduct business in certain foreign jurisdictions, and its results of operations and financial condition could be materially and adversely affected. Finally, any additional regulatory requirements put in place by the United States or any foreign country in which the Company operates may expose the company to additional liability, and require the Company to comply with complex and time consuming regulations.

In addition, the Company ability to attract and retain customers may be adversely affected if the reputations of the financial app industry, online brokers as a whole or if particular service providers knowingly relay faulty data. The perception of untrustworthiness within the stock trading industry or of financial apps could materially adversely affect its ability to attract and retain customers.

Failure of third-party systems or third-party service and software providers upon which we rely could adversely affect our business and result in the loss of your investment .

The Company will rely on certain third-party computer systems or third-party service and software providers, including data centers, technology platforms, back-office systems, Internet and wireless service providers and communications facilities. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If its arrangement with any third party is terminated, it may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on its business, financial condition, results of operations and cash flows.

The company hosts its platform and serves all of its customers from its network servers, which will be located at various data center facilities within Canada and the United States. Problems faced by the Company data center locations or with the telecommunications network providers with whom it may contract could adversely affect the experience of its customers. If its data centers are unable to keep up with its growing needs for capacity or close without adequate notice, this could have an adverse effect on the Company business. Any changes in third-party service levels at its data centers or any errors, defects, disruptions, or other performance problems with its services could harm the Company reputation and adversely affect the performance of its platform. Interruptions in its services might reduce its sales revenues, subject it to potential liability and thereby adversely affect its business, financial condition, results of operations and cash flows.

A Disruption in Online Service Would Cease or Suspend Service to our customers, which could negatively affect our business, customer base, sales, revenue, and could result in the loss of your investment

The Company cannot guarantee that its apps or trading tools will operate without interruption or error. The Company is bound only by a best efforts obligation as regards the operation and continuity of service. Although it is not to be liable for the alteration or fraudulent access to data and/or accidental transmission through viruses or other harmful conduct in connection with the use of its products and services, disruption of its online service would adversely affect its business, financial conditions, results of operations and cash flows.

RISKS ASSOCIATED WITH THIS OFFERING:

The trading in the Company shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.” The effective result is that fewer purchasers are qualified by their brokers to purchase its shares, and therefore a less liquid market for the investors to sell their shares. Therefore, you may have a difficult time selling your shares, or you may not be able to sell your shares at all, which could result in the loss of your investment.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering, which could result in the loss of your investment.

There is presently little demand for our common stock and a public market exists solely on the OTC Markets for the shares being offered in this prospectus. The OTC Pink is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTC Markets is not an issuer listing service, market or exchange. Although the OTC Markets does not have any listing requirements per se, to be eligible for quotation on the OTC Markets, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Markets that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If no market is ever developed for our common stock, it will be difficult or impossible for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if the Company fails to maintain its common stock quote on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We may never pay dividends to shareholders, which could reduce the monetary gain you may realize on your investment.

We have not declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Risks Related to Our Common Stock

Because we will likely issue additional shares of our common stock, investment in our company could be subject to substantial dilution.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 200,000,000 shares of common stock, $0.0001 par value per share. As of April 27, 2016, there were 118,825,003 shares of our common stock issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will likely be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

The sale of our stock under the convertible notes and the common share purchase warrants could encourage short sales by third parties, which could contribute to the future decline of our stock price.

In many circumstances, the provision of financing based on the distribution of equity for companies that are traded on the OTC Markets Group has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business. Such an event could place further downward pressure on the price of our common stock. Regardless of our activities, the opportunity exists for market makers, short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our common stock, the price decline that would result from this activity will cause the share price to decline more, which may cause other stockholders of the stock to sell their shares, thereby contributing to sales of common stock in the market. If there are many more shares of our common stock on the market for sale than the market will absorb, the price of our common shares will likely decline.

Trading in our common stock by the OTC Markets Group is limited and sporadic making it difficult for our stockholders to sell their shares or liquidate their investments.

Our common stock is currently quoted for public trading on by the OTC Markets Group. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Our bylaws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by them, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties by reason of their being or having been our directors or officers.

Our bylaws do not contain anti-takeover provisions which could result in a change of our management and directors if there is a take-over of our company.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our bylaws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors. This could result in a disruption to the activities of our company, which could have a material adverse effect on our operations.

We do not intend to pay dividends on any investment in the shares of stock of our company and any gain on an investment in our company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Tangiers Global, LLC will pay less than the then-prevailing market price for our common stock.

Our common stock to be issued to Tangiers Global, LLC pursuant to the investment agreement dated April 14, 2016 will be purchased at the 82% of the lowest day of the daily volume weighed average price of our common stock during the five consecutive trading days immediately prior to the receipt by Tangiers Global, LLC of the put notice, provided, however, an additional 5% will be added to the discount of each put if (i) we are no longer DWAC eligible and (ii) an additional 5% will be added to the discount of each put if we are under DTC “chill” status on the applicable date of the put notice. Tangiers Global, LLC has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Tangiers Global, LLC sells the shares, the price of our common stock could decrease. If our stock price decreases, Tangiers Global, LLC may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price. However, we have sole discretion in determining when to deliver a put notice to Tangiers.

Your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the investment agreement with Tangiers Global, LLC.

Pursuant to the investment agreement with Tangiers Global, LLC, when we deem it necessary, we may raise capital through the private sale of our common stock to Tangiers Global, LLC at a discounted price. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

We may not have access to the full amount available under the investment agreement with Tangiers Global, LLC.

Our ability to draw down funds and sell shares under the investment agreement with Tangiers Global, LLC requires that the registration statement of which this prospectus forms a part to be declared effective and continue to be effective. The registration statement of which this prospectus forms a part registers the resale of 5,000,000 shares issuable under the investment agreement with Tangiers Global, LLC, and our ability to sell any remaining shares issuable under the investment with Tangiers Global, LLC is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the Securities and Exchange Commission, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell all of the shares of our common stock to Tangiers Global, LLC under the investment agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the investment agreement with Tangiers Global, LLC to be declared effective by the Securities and Exchange Commission in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to Tangiers Global, LLC. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the investment agreement with Tangiers Global, LLC is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $5,000,000 under the investment with Tangiers Global, LLC.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the investment agreement with Tangiers Global, LLC, and as such, Tangiers Global, LLC may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.

Tangiers Global, LLC has agreed, subject to certain exceptions listed in the investment agreement with Tangiers Global, LLC, to refrain from holding an amount of shares which would result in Tangiers Global, LLC or its affiliates owning more than 9.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Tangiers Global, LLC from selling shares of our common stock received in connection with a put, and then receiving additional shares of our common stock in connection with a subsequent put. In this way, Tangiers Global, LLC could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tangiers Global, LLC. If we receive proceeds upon exercise of warrants, we will use these proceeds for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of our company.

We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Dilution

The sale of our common stock to Tangiers Global, LLC in accordance with the investment agreement dated April 14, 2016 will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Tangiers Global, LLC in order to drawdown pursuant to the investment agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

The Offering

The selling stockholder identified in this prospectus may offer and sell up 5,000,000 shares of our common stock to be sold to Tangiers Global, LLC under the investment agreement dated April 14, 2016. The investment agreement permits us to “put” up to $5,000,000 in shares of our common stock to Tangiers Global, LLC over a period of up to 36 months. All shares registered in accordance with this registration statement are being registered solely pursuant to the investment agreement.

Investment Agreement with Tangiers Global, LLC

On April 19, 2016, we entered into an investment agreement with Tangiers Global, LLC, a Delaware limited liability company (“Tangiers”). Pursuant to the terms of the investment agreement, Tangiers committed to purchase up to $5,000,000 of our common stock over a period of up to 36 months. From time to time during the 36 months period commencing from the effectiveness of the registration statement, we may deliver a put notice to Tangiers which states the dollar amount that we intend to sell to Tangiers on a date specified in the put notice. The maximum investment amount per notice must be no more than 150% of the average daily trading dollar volume of our common stock for the 10 consecutive trading days immediately prior to date of the applicable put notice and such amount must not exceed an accumulative amount per month of $150,000. The minimum put amount is $5,000. The purchase price per share to be paid by Tangiers will be the 82% of the lowest day of the daily volume weighed average price of our common stock during the five consecutive trading days immediately prior to the receipt by Tangiers of the put notice, provided, however, an additional 5% will be added to the discount of each put if (i) we are not DWAC eligible and (ii) an additional 5% will be added to the discount of each put if we are under DTC “chill” status on the applicable date of the put notice.

In connection with the investment agreement with Tangiers, we also entered into a registration rights agreement with Tangiers, pursuant to which we agreed to use our best efforts to, within 30 days of the effective date, file with the Securities and Exchange Commission a registration statement, covering the resale of 5,000,000 shares of our common stock underlying the investment agreement with Tangiers.

The 5,000,000 shares being offered pursuant to this prospectus represent 4.2% of the shares issued and outstanding, assuming that the selling stockholder will sell all of the shares offered for sale. The 5,000,000 shares being offered pursuant to this prospectus represent 40.24% of the shares issued and outstanding held by non-affiliates of our company. The investment agreement with Tangiers is not transferable and any benefits attached thereto may not be assigned.

At an assumed purchase price of $0.028 we will be able to receive up to $140,000 in gross proceeds, assuming the sale of the 5,000,000 shares of our common stock pursuant to the investment agreement with Tangiers, being the number of shares being offered pursuant to this prospectus.

Tangiers has agreed to refrain from holding an amount of shares which would result in Tangiers owning more than 9.99% of the then-outstanding shares of our common stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the investment agreement with Tangiers. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell Tangiers periodically our common stock under the investment agreement and Tangiers will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Tangiers to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $5 million was determined based on numerous factors, including the following: The proceeds received from any “puts” tendered to Tangiers under the investment agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of our company.

We may have to increase the number of our authorized shares in order to issue the shares to Tangiers if we reach our current amount of authorized shares of common stock. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the investment agreement with Tangiers is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $5,000,000 under the investment agreement with Tangiers.

Selling Stockholders

The selling stockholder may offer and sell, from time to time, any or all of shares of our common stock to be sold to Tangiers Global, LLC under the investment agreement effective April 19, 2016.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of May 13, 2016 and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares.

Because the selling stockholder may offer and sell all or only some portion of the 5,000,000 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that the selling stockholder will sell all of its shares of our common stock being offered in the offering.

The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(3)	% of Class(2),(3)
Tangiers Global, LLC(4)	0(5)	5,000,000	Nil	*

Notes
*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(3)

Based on 118,825,003shares of our common stock issued and outstanding as of May 13, 2016. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of the selling stockholder.

(4)	Robert Papiri has the voting and dispositive power over the shares owned by Tangiers Global, LLC.

(5)	As of May 13, 2016, Tangiers held 0 shares of our common stock pursuant to the puts made under the investment agreement.

Plan of Distribution

The selling stockholder may, from time to time, sell any or all of shares of our common stock covered hereby on the OTCBB, OTC Markets Group, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Tangiers Global, LLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

Description of Securities

Capital Stock

We are authorized to issue 200,000,000 shares of common stock, $0.0001 par value per share.

Common Stock

As of May 13, 2016, 118,825,003 shares of common stock are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our articles of incorporation, bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The authorized capital stock of the Company consists of 10,000,000 shares of preferred stock, par value $0.001 per share. No Preferred Stock has been issued or is outstanding as of the date hereof.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election. Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. Stockholders have no pre-emptive rights.

Cash Dividends

As of the date of this prospectus, the company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

2012 Equity Incentive Plan

As of January 31, 2012 the Company assumed the 2012 Equity Incentive Plan (the “Plan”) of APT Systems, Inc. (“APT”), as approved by APT board of directors and stockholders. The purpose of the Plan is to enable the Company to offer its employees, officers, directors, consultants and others whose past, present and/or potential contributions to the Company have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms as the Board or the Committee, as the case may be, may from time to time approve. The Board or the Committee, as the case may be, shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options, and they may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option is not designated as an Incentive Stock Option or does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. The grant of an Option shall be deemed to have occurred on the date on which the Board or the Committee, as the case may be, by resolution, designates an individual as a grantee thereof, and determines the number of shares of Stock subject to, and the terms and conditions of, said Option, including the exercise price. A total of 5,500,000 shares of common stock are eligible for issuance under the Plan, which may consist of authorized and unissued shares or treasury shares. The maximum amount of shares of stock that may be granted as Incentive Stock Options shall be 2,500,000.

Stock Options granted under the Plan are subject certain terms and conditions, which apply to the Option Price, Option Term and Exercisability option of the shares, all of which are to be determined by the Board of Directors. However, No Incentive Stock Option may be exercisable more than ten years (or 5 years for a stock option granted to a shareholder holding 10% or more of the outstanding shares of the Company). Further, the method of exercise requires the full payment of the Exercise Price to be paid in full prior to the receipt of the shares that have been issued pursuant to the exercise of the stock option.

All of the stock options must be exercised by the person with the right to exercise such option, and no stock option is able to be transferred other than by will or other applicable laws as the apply to the death of an option holder. If a person holding a stock option becomes deceased, disabled/incapacitated or retires, the option to purchase the shares shall continue for a period of one year following such death, disability/incapacitation or retirement.

Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the holder of the stock option.

Shares of Restricted Stock may be issued either alone or in addition to or in tandem with other awards granted under the Plan. The Board shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such Awards may be subject to forfeiture (the “Restriction Period”), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Board or the Committee, as the case may be, may condition the grant of Restricted Stock upon the attainment of such factors as the Board or the Committee may determine.

Restricted Stock, when issued, shall be represented by a stock certificate or certificates registered in the name of the holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, any certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined in the Agreement) shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights related thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Restricted Stock agreement. Restricted Stock will constitute issued and outstanding shares of Common Stock for all corporate purposes, and the issuance thereof shall be made for at least the minimum consideration (if any) necessary to permit the shares of Restricted Stock to be deemed to be fully paid and non-assessable.

Each Restricted Stock award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the restricted stock holder.

A Change in the control of the company shall have certain effects on stock received as part of the 2012 Stock Option Plan. A “Change of Control” shall be deemed to have occurred on the tenth day after:

i.

any individual, corporation or other entity or group (as defined in Section 13(d)(3) of the Exchange Act), becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Exchange Act) of more than 50% of the then outstanding shares of the Company's capital stock entitled to vote generally in the election of directors of the Company; or

ii.

the commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence, a tender or exchange offer subject to Section 14(d)(1) of the Exchange Act for any class of the Company's capital stock; or

iii.

the stockholders of the Company approve (A) a definitive agreement for the merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives, or (B) a definitive agreement for the sale, exchange or other disposition of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a “Change of Control” shall not be deemed to have taken place if beneficial ownership is acquired (A) directly from the Company, other than an acquisition by virtue of the exercise or conversion of another security unless the security so converted or exercised was itself acquired directly from the Company, or (B) by, or a tender or exchange offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company; or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

In the event of a “Change of Control” as defined above, Awards granted under the Plan will be subject to the following provisions:

i.

all outstanding Stock Options which have been outstanding for at least six months shall become exercisable in full, whether or not otherwise exercisable at such time, and any such Stock Option shall remain exercisable in full thereafter until it expires pursuant to its terms; and

ii.

all restrictions and deferral limitations contained in Restricted Stock awards granted under the Plan shall lapse and the shares of stock subject to such awards shall be distributed to the Participant within thirty (30) days of the “Change of Control.” Notwithstanding the foregoing to the contrary, all restrictions and deferral limitations with respect to an Award to which Section 409A of the Code applies shall not lapse and no distribution made unless the “Change of Control” qualifies as a 409A Change and such lapse and distribution does not cause adverse tax consequences under Section 409A of the Code.

Upon receiving shares of stock under the 2012 Stock Option Plan the Board may require each person acquiring shares of Stock pursuant to an Option, Restricted Stock, or other award under the Plan to represent to and agree with the Company in writing, among other things, that the stock holder is acquiring the shares for investment without a view to distribution thereof.

Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Parent or Subsidiary any right to continued employment with the Company or any Parent or Subsidiary, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment of any of its employees at any time.

The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

The obligations of the Company with respect to all Stock Options and Restricted Stock and other awards under the Plan shall be subject to (A) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act, and (B) the rules and regulations of any securities exchange or association on which the Stock may be listed or traded.

The Plan will be administered by the Board, or, at the Board's discretion, a committee of the Board. The plan shall be effective upon the date the Plan is adopted by the Board of Directors by a Board of Directors Resolution, and shall continue until the tenth anniversary of the effective date of the Plan, however, awards granted on or prior to such tenth anniversary may extend beyond that date.

Anti-Takeover Effects of Our Certificate of Incorporation and By-Laws

The provisions of our amended and restated certificate of incorporation and amended and restated by-laws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of their terms.

Authorized but Unissued Shares of Common Stock. Under the DGCL, our board of directors has the authority to issue the remaining shares of our authorized and unissued common stock without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Authorized but Unissued Shares of Preferred Stock. Under our certificate of incorporation, our board of directors will have the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Experts and Counsel

The financial statements of our company included in this prospectus have been audited by RBSM LLP, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Szaferman, Lakind, Blumstein & Blader PC has provided us with an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Information with respect to Our Company

Business Strategy Overview and Products

APT Systems, Inc. (“APT Systems”, “the Company”, "We" or "Us") was incorporated in the state of Delaware on October 29, 2010 (“Inception”) to engage in the creation of innovative stock trading platforms, market scans with proprietary indicators, financial apps and exclusive visualization solutions for charting the financial markets.

While management works to deliver stock trading software for hand held devices, it is also seeking to strategically acquire and grow other compatible fintech businesses which demonstrate strong growth potential stemming from a solid business plan. Particular interest is shown in those businesses that own or have licensed software dedicated to trading equities, commodities and or foreign exchange. We have identified prospective opportunities and continue with due diligence efforts that will and do include testing software performance within funded trading accounts.

Management will continually expand upon trading its software products, those acquired as well as those developed in-house. Any profits generated from funds used in live trading tests can be used to offset development costs, which operation is planned to be included in a wholly-owned subsidiary. We constantly strive to pioneer original trading tools along with new approaches for managing risk. Our proprietary custom charting tools and trading platforms will later be available to subscribers and licensees.

The Company has not as yet generated significant product sales revenues as its key products are still under development. Further product advancements will be commenced upon securing necessary funding. Our limited start-up operations have consisted of development of a business plan, identification of our target market and limited research towards the development of its software architecture. The Company has launched a publication using its Apple developer account to test revenue deliveries and has been concentrating on improving its intellectual property for charting applications.

During the latter part of 2014, the Company had commenced providing technical writing and computer assisted design services to other startups using a contractor, a related person (family member to the Chief Executive Officer), to generate certain additional revenues. This revenue will eventually diminish entirely as we are able to raise the necessary funding to allow the contractor to work exclusively on in-house projects.

We obtained approval for electronic trading of our symbol APTY in November 2015, and we plan on raising additional funds by issuing shares of our common stock, but do not rule out the possibility of taking out additional loans. However, there is no guarantee we will be successful in raising sufficient funding to progress with the implementation of our business plan. We have not been subject to any bankruptcy, receivership or similar proceeding.

In order to advance itself, APT Systems can also roll out traditional trading tools and publish charts for the hand held market to test its plans and generate cash flow. We are focusing our early attention on the charting software we own. This charting tool and the charts that it produces can be configured to the user’s preferred view such as a line chart or candlestick chart, and the user shall be able to adjust the chart intervals as the user desires. We plan to utilize real time and delayed data networks along with graphic techniques which will provide solutions that can speak to the mobile needs to be demanded by the next generation of equity and commodity traders. However, these tools would be invigorated with leading edge graphics and networking technology to become desirable real-time and interactive trading assistance software.

APT services can later extend to include:

•

Financial Software and Analytical Software Development

•

Algorithmic Applied Technology

•

Trading Platform Refinement and Linking to Brokerage Accounts

•

Analytical Charting Software Development

The steps remaining for us to begin selling our products listed above are to finalize the programming of the software used in our products, specifically our dimensional charting tools, begin sales and marketing campaigns, contact prospective licensees, and deliver our products, which we expect to complete in less than 180 days after our initial contact with prospective licensees. Our app would be available to users on a subscription fee plan and we plan to grant licenses in our app to financial companies and brokerage firms for use by their employees and clients. The goal is to have our product used by both handheld (tablet and Smartphone application users) and web based clients.

Our mailing address is in an executive suite facility at 505 Montgomery Street, 11th Floor, San Francisco, CA 94111 which also provides office services, computer access and meeting space on demand. We consider this current executive office space arrangement adequate for our current operations and will reassess our needs annually based upon the future growth of the Company. Our fiscal year end is January 31st.

Needs Assessment

Management believes the principal growth area in the personal computer market today is that of Smartphones and portable tablet devices. These mobile devices usually allow full time internet connectivity which makes them an ideal stage for a mobile equity-trading platform. Instead of merely importing existing software to allow on-the-go research and trading, we envision for our future products an information-dense and interactive display of the financial markets. At this time, we believe that the future interactive display will include three dimensional imaging that we intend to use to provide financial information in new ways that can better assist novice users learning about publicly traded companies and those users who are trading equities in the public markets.

Distribution methods of the products or services

To facilitate marketing plans, our products and platforms will be available initially in the “App Store” managed by Apple Inc. Later, these same products will be available to audiences that prefer using other Smartphones such as Google’s Android or the BlackBerry. Especially in the case of Apple, these companies will provide marketing infrastructure to help developers reach their users and justify costs charged related to selling products from their app stores. All new marketing options within North America will be fully explored and implemented as it makes sense to do so.

Organization

We are comprised of one corporation and do not have any subsidiaries but do not rule out the future possibility of acquiring or creating subsidiaries. At this time, all of our operations are conducted through this corporation but we are actively researching the requirements and impact of opening a subsidiary office in Nevada.

Competition

The market for financial services software and services is competitive, rapidly evolving and highly sensitive to new product introductions and marketing efforts by industry participants, although high conversion costs can create barriers to adoption of new products or technologies. The market is fragmented by the different offers and served by both large-scale firms as well as firms that target only local markets or specific types of clients such as the millennial crowd. We also face competition from information systems developed and serviced internally by the IT departments of large financial services firms. We believe that we can compete effectively by providing software contained in a mobile application, which provides proprietary buy/sell suggestions, and a platform to enhance trading ability of users, although some of our existing competitors and potential competitors have substantially greater financial, technical, distribution and marketing resources than we have currently and may offer products with different functions or features that are more attractive to potential customers than our offerings.

Moreover, it is not our intent to compete with larger financial services firms, but rather to facilitate more trades by better informing our clients and providing them with better trading tools. The trading tools such as dimensional charts may be licensed to these same banks and brokers or subscribed to by users, directly. We are broker agnostic and believe that we can work with the banks and brokerage firms who offer online and Smartphone trading access by providing them with opportunity to generate additional commissions from their existing client base.

Contracted Consultants

Our directors currently provide their time and undertake duties as directors without compensation for these services. At the time the Company derives sufficient cash flow from operations or financing, the Company will evaluate the ability to compensate our directors.

Effective November 1, 2013, the Company began to accrue a monthly salary of $5,000 per month for Ms. Dowie on an ongoing basis. As of January 31, 2016, accrued officer compensation was $125,300. The accrued compensation will only be paid as and when the directors decide the Company has sufficient liquidity to pay some, or all, of the amounts accrued. Ms. Dowie can elect at any time to convert some, or all, of her accrued compensation into shares of the Company’s common stock as determined by the Board of Directors and its legal advisers. Market price can be determined as either the publicly quoted share price, when such a publicly quoted price is available or the last cash price the Company received for the sale of its common shares.

During the twelve months ended January 31, 2016, the Company was providing technical writing and computer assisted design services to other startups provided by a contractor, a related person, a family member to the Chief Executive Officer, to generate certain additional revenues. The Company paid $17,855 and $11,450 to the related party consultant in respect of the provision of these services during the twelve months ended January 31, 2016 and 2015, respectively.

Intellectual Property Information

Our success and ability to compete will be dependent to a significant degree on our intellectual property, which may include our trade name, trading models, and visual chart styling. We intend to develop our technology internally and we will rely primarily on trade secret, trademark, copyright, domain name, patent and contract law to protect our intellectual property. It is our intention to enter into confidentiality, intellectual property invention assignment and/or non-competition and non-solicitation agreements or restrictions with our employees, independent contractors and business partners, and to control access to and distribution of our intellectual property. Currently, we do not have any registered copyrights or patents; however, we may obtain such registrations in the future.

Government Regulation

We do not expect to be subject to material governmental regulation. However, it is our policy to fully comply with all governmental regulation and regulatory authorities.

Research and Development

We have incurred minimal cost in the fiscal years ended January 31, 2016 and 2015, respectively, on research and development of our website and mobile applications that was included as part of consulting services incurred to date. We plan to spend further funds on research and development activities in the future as the development of our software applications continue if we are able to raise the necessary funding.

Environmental Compliance

We believe that we are not subject to any material costs for compliance with any environmental laws.

Description of Property

Our mailing address is in an executive suite facility at 505 Montgomery Street, 11th Floor, San Francisco, CA 94111. We consider this current executive office space and services arrangement adequate for our current operations and will reassess our needs based upon the future growth of the Company.

Legal Proceedings

We know of no material pending legal proceedings to which our company or any of our subsidiaries is a party or of which any of our properties, or the properties of any of our subsidiaries, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

Market Price of and Dividends on Our Common Equity

and Related Stockholder Matters

Stockholders

As of January 31, 2016, there were approximately 45 stockholders of record. Because shares of our common stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record. As of January 31, 2016, there were 115,941,670 shares of our common stock outstanding.

 Market Information

The Company’s common stock was approved for price quotation on the OTC Markets under the symbol “APTY” on November 16, 2015. However, at this time the trading of our stock is limited and sporadic. We prepared and had accepted an application for FAST eligibility to further allow the markets access to trade our shares electronically and plan to add direct share deposit services, all in an order to help shareholders manage their holdings.

Transfer Agent

Pacific Stock Transfer has been appointed as the Company’s stock transfer agent at 6725 Via Austi Pkwy, Suite 300 Las Vegas, NV 89119 and replaces former transfer agent, VStock Transfer, LLC of 77 Spruce Street, Suite 201, Cedarhurst, New York 11516.

 Dividend Policy

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

APT Systems, Inc.

We have audited the accompanying balance sheet of APT Systems, Inc. (“the Company”) as of January 31, 2016 and the related statements of operations, changes in stockholders’ equity, and cash flows for the year in the one-year period ended January 31, 2016. APT Systems Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of APT Systems, Inc. as of January 31, 2016, and the results of its operations and its cash flows for the one-year period ended January 31, 2016, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the accompanying financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3 of the financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

Henderson, Nevada

April 25, 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

APT Systems, Inc.

San Francisco, CA 94111

We have audited the accompanying balance sheet of APT Systems, Inc. as of January 31, 2015 and the related statements of operations, changes stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of APT Systems, Inc. as of January 31, 2015 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Cutler & Co, LLC

Cutler & Co., LLC

Wheat Ridge, Colorado

June 5, 2015

________________________________________________________________________________________________________________

9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033 ~ Phone 303-968-3281 ~ Fax 303-456-7488 ~ www.cutlercpas.com

APT SYSTEMS, INC.
Balance Sheets
As of January 31, 2016 and 2015

	2016	2015
ASSETS

Current Assets
Cash and cash equivalents	$833	$776
Accounts receivable	1,215	330
Other current assets	8,000	-
Total current assets	10,048	1,106

Other Assets
Software (net of $9,191 and $7,079 accumulated amortization respectively)	2,414	4,526

Total Assets	$12,462	$5,632

LIABILITIES & STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$90,849	$48,769
Accrued officer compensation	125,300	75,000
Convertible note payable	62,000	50,000
Notes payable – current portion	39,839	7,189
Loan from director	2,672	8,402
Total current liabilities	320,660	189,360

Convertible notes payable – related party	20,621	-
Notes payable, less current portion	5,000	-
Total liabilities	346,281	189,360

STOCKHOLDERS' DEFICIT
Common stock 0.0001 par value, 200,000,000 shares authorized; 115,941,670 and 8,915,000 shares issued and outstanding as of January 31, 2016 and 2015, respectively.	11,595	892
Additional paid-in capital	235,036	112,608
Accumulated deficit	(580,450)	(297,228)
TOTAL STOCKHOLDERS' DEFICIT	(333,819)	(183,728)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$12,462	$5,632

 The accompanying notes are an integral part of these financial statements

APT SYSTEMS, INC. Statements of Operations
For the years ended January 31, 2016 and 2015

	2016	2015

Revenue
Consulting revenue	$20,178	$13,540
E-book sales	21	34
Total Revenue	20,199	13,574

Cost of Revenue
Contract labor - related party	17,855	11,450

Gross Profit	2,344	2,124

Operating (Income) Expenses
Amortization	2,112	3,576
Compensation to officer	60,000	60,000
General and administrative	119,892	111,215
Total Operating (Income) Expenses	182,004	174,791

Net Operating Income (Loss)	(179,660)	(174,791)

Other Income (Expense)
Other income	500	-
Interest expense	(68,938)	(11,479)
Gain on settlement of accounts payable	-	43,492
Loss on conversion of notes payable	(35,124)	-
Total Other Income (Expense)	(103,562)	32,013

Net Loss	$(283,222)	$(140,654)

Earnings (Loss) per share:
basic and diluted	$(0.01)	$(0.02)

Weighted average number of common shares outstanding:
basic and diluted	37,521,722	8,886,589

The accompanying notes are an integral part of these financial statements

APT SYSTEMS, INC
Statements of Changes in Stockholders' Deficit For the Years ended January 31, 2016 and 2015

		Common	Additional		Total
	Common	Stock	Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance January 31, 2014, as adjusted for change in par value	8,830,000	$807	$95,693	$(156,574)	$(60,074)

Common stock issued in settlement of accounts payable at $0.20 per share	85,000	85	16,915	-	17,000

Net loss for the year ended January 31, 2015	-	-	-	(140,654)	(140,654)

Balance January 31, 2015	8,915,000	$892	$112,608	$(297,228)	$(183,728)

Issuance of common stock for repayment of notes payable	5,000,000	500	-	-	500

Issuance of common stock for conversion of notes payable	-	-	102,431	-	102,431

Issuance of common stock for conversion of accrued salaries	97,000,000	9,700	-	-	9,700

Issuance of common stock to directors	5,000,000	500	-	-	500

Issuance of common stock for services rendered	26,670	3	19,997	-	20,000

Net loss for the year ended January 31, 2016	-	-	-	(283,222)	(283,222)

Balance January 31, 2016	115,941,670	$11,595	$235,036	$(580,450)	$(333,819)

The accompanying notes are an integral part of these financial statements

APT SYSTEMS, INC
Statements of Cash Flows
For the Year ended January 31,

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(283,222)	$(140,654)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Amortization expense	2,112	3,576
Write off of deferred financing costs	-	11,500
Gain on settlement of accounts payable for stock	-	(38,250)
Gain on settlement of accounts payable by issuance of loan issuance	-	(5,242)
Loss on conversion of notes payable for stock	49,500	-
Issuance of common stock for services rendered	20,000
Expense for beneficial conversion feature	67,306	-
Gain on conversion of convertible notes payable	(14,376)	-
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(885)	(330)
(Increase) in prepaid expenses	(8,000)	-
Increase in accounts payable and accrued expenses	42,081	77,967
Increase in accrued officer compensation	60,000	60,000
Net cash provided by (used in) operating activities	(65,484)	(31,433)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of loan from director	2,223	6,879
Repayment of loan from director	(7,953)	-
Issuance of convertible notes payable	32,621	-
Issuance of notes payable	38,150	5,000
Issuance of common stock for cash	500	-
Decrease (increase) in deferred financing costs	-	1,500
Net cash provided by financing activities	65,541	13,379
Net change in cash and cash equivalents	57	(18,054)
Cash and cash equivalents at beginning of period	776	18,830
Cash and cash equivalents at end of period	$833	$776

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for :
Interest	$4,821	$1,378
Income Taxes	$-	$-
Equity Securities issued for services:
Loan issued settlement of accounts payable	$-	$-
Stock issued settlement of accounts payable	$-	$55,250
Stock issued settlement of notes payable	$500	$-

The accompanying notes are an integral part of these financial statements

APT SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

For the fiscal years ended January 31, 2016 and 2015

__________________________________________________________________________

1.  NATURE OF OPERATIONS

APT Systems, Inc. (“APT Systems”, “the Company”, "We" or "Us") was incorporated in the State of Delaware on October 29, 2010 (“Inception”) to engage in the creation of innovative stock trading platforms, financial apps and visualization solutions for charting the financial markets. While management works to deliver equities trading software it also is strategically acquiring other compatible financial businesses or software which demonstrates strong growth potential stemming from a solid business plan. The Company has launched a publication promoting a trading strategy using its Apple developer account and has successfully tested revenue payments. Our proprietary custom charting tools and trading platforms will later be available to licensees and subscribers.

During the twelve months ended January 31, 2016, the Company was providing technical writing and computer assisted design services to other startups using a contractor, a related person (family member to the Chief Executive Officer, to generate certain additional revenues. We would anticipate that this revenue will diminish entirely if we are able to raise the necessary funding to allow the contractor to work exclusively on in-house projects.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Due to uncertainties inherent in the estimation process, it is possible that these estimates could be materially revised within the next year.

Foreign Currency Transactions

The financial statements are presented in United States dollars. In accordance with ASC 830, “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Foreign currency transaction gains and losses are recorded in the statements of operations as a component of other income (expense).

Software

The Company has software that it uses for the development of certain mobile phone applications.  The software and any upgrades are being amortized over useful lives ranging from 3-5 years.

Website

The Company accounts for website development costs in accordance with FASB ASC 350-50, “Website Development Costs”.  Costs incurred to register domain names, integrate databases and add additional functionality or features to the website are capitalized and amortized over 1-3 years.  Costs incurred in general maintenance of the website or hosting costs, are expensed as incurred.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer; (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Research and Development Costs

Any costs incurred in research and developments are listed separately and expensed as incurred.

Deferred Financing Costs

Costs with respect to issue of common stock, warrants, stock options or debt instruments by the Company are initially deferred and ultimately offset against the proceeds from such equity transactions or amortized as debt discount over the term of any debt funding if successful or expensed if the proposed equity or debt transaction is unsuccessful.

As of fiscal years ended January 31, 2016 and 2015, the Company had refundable deposits outstanding of $11,500 and $13,000, respectively.  The deposits were made to two consulting companies that were to assist the Company in obtaining a $125,000 bridge loan to be utilized by the Company for its public registration purposes, and to assist the Company with an $8,000,000 private equity placement.  The deposits are refundable for non-performance.  As of the date of this report, neither the bridge loan nor the private placement had been secured.

To date, one consulting firm has refunded to the Company $1,500 of the $4,000 that they were paid as part of their obligation to refund amounts on deposit for non-performance under the agreements.  As of January 31, 2016, no successful equity or debt funding is expected to arise from these payments and as repayment of the remaining amounts owed to the Company on these agreements is uncertain $11,500, or 100% of the outstanding balance of the deferred financing costs has been written off effective January 31, 2015.

Impairment of Long-Lived and Intangible Assets

In the event that facts and circumstances indicate that the cost of long-lived and intangible assets may be impaired, an evaluation of recoverability will be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

Advertising costs

Advertising costs are expensed as incurred. The Company recorded $12,003 and $0 advertising costs during for the years ended January 31, 2016 and 2015.

Financial Instrument

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. Accounting Standards Codification (“ASC”) 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs which reflect a reporting entity’s own assumptions about the assumptions that market participants would use for pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash, unbilled revenue, accounts payable, accrued expenses, note payable and loan from director approximate their market values as of January 31, 2016 and 2015 due to the short term maturities of these financial instruments.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes”. Under FASB ASC 740, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under FASB ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At January 31, 2016 and 2015, the Company has no unrecognized tax benefits.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

During the years ended January 31, 2016 and 2015, the Company did have potentially dilutive debt instruments that have been excluded from the earnings per share calculation as their effect would have been anti-dilutive.

Stock Based Compensation

The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable. The Company has adopted a stock option plan, as disclosed in Note 8 – Stockholders’ Deficit below.  As of the fiscal years ended January 31, 2016 and 2015, no stock options had been issued or were outstanding.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.” Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

Comprehensive Income (Loss)

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. From our Inception there were no differences between our comprehensive loss and net loss.

Beneficial Conversion Features

If the conversion features of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Business Segments

The Company believes that its activities during the twelve months ended January 31, 2016 and 2015 comprised a single segment.

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform to the 2015 presentation.

Recently Adopted Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous, industry specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for reporting periods beginning after December 15, 2016, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is currently assessing the impact the adoption of ASU 2014-09 will have on our financial statements and disclosures.

In August 2014, the FASB issued guidance that requires management to evaluate whether there are conditions or events that raise substantial doubt about an entity's ability to continue as a going concern. If such conditions or events exist, disclosures are required that enable users of the financial statements to understand the nature of the conditions or evens, management's evaluation of the circumstances and management's plans to mitigate the conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. The Company will be required to perform an annual assessment of its ability to continue as a going concern when this standard becomes effective on January 1, 2017; however, the adoption of this guidance is not expected to impact our financial position, results of operations or cash flows.

3.  GOING CONCERN AND LIQUIDITY

At January 31, 2016 the Company had cash of $833, insufficient revenue to meet its ongoing operating expenses, liabilities of $346,281, of which approximately $40,000 of notes payable are in default, accumulated losses of $580,450 and a stockholders’ deficit of $333,819.

In the audited financial statements for the fiscal years ended January 31, 2016 and 2015, the Report of the Independent Registered Public Accounting Firm includes an explanatory paragraph that describes substantial doubt about our ability to continue as a going concern.

These audited financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its software raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with, loans from directors and, or, the sale shares of common stock. There is no assurance that this series of events will be satisfactorily completed.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that may be necessary if Company is unable to continue as a going concern.

4.  RELATED PARTY TRANSACTIONS

 Effective November 1, 2013, the Company began to accrue a monthly salary of $5,000 per month for the President on an ongoing basis. Accrued officer compensation as of January 31, 2016 and 2015, was $125,300 and $75,000 respectively. During the year ended January 31, 2016, the President elected to convert $9,700 of the accrual in to 97,000,000 shares of the Company’s common stock. The accrued compensation will only be paid as and when the directors decide the Company has sufficient liquidity to pay some, or all, of the amounts accrued. The President of the Company can elect at any time to convert some, or all, of her accrued compensation into shares of the Company’s common stock at the market price at the date of conversion. Market price will be either the publicly quoted share price, when such a publicly quoted price becomes available, or the last cash price the Company received for the sale of its common shares. The President has deferred her decision until January 15, 2017 and will be provided to the Board of Directors before our financial year end.

For the year ended January 31, 2016, the Company repaid the President’s short term advance of $2,672.

During the twelve months ended January 31, 2016, the Company was providing technical writing and computer assisted design services to other startups provided by a contractor, a related person (family member to the Chief Executive Officer, to generate certain additional revenues. The Company paid $20,450 and $11,450 to the related party consultant in respect of the provision of these services during the years ended January 31, 2016 and 2015, respectively.

The Company entered into a Consulting Agreement with Joseph J. Gagnon, the Secretary of the Board of Directors, on February 3, 2012. This agreement was amended jointly by the Board of Directors and Mr. Gagnon. As of June 15, 2012, it was agreed and accepted by all that Mr. Gagnon should discontinue his full-time services for a non-specified period of time. As of January 31, 2016, Mr. Gagnon is not scheduled to resume his duties unless otherwise agreed to in writing.  Mr. Gagnon was paid a $0 and $1,000 during the years ended January 31, 2016 and 2015, respectively.  No balance was owed to Mr. Gagnon by us as of January 31, 2016.

5.  CONVERTIBLE NOTE PAYABLE, RELATED AND UNRELATED PARTIES

On January 8, 2014 the Company issued an unsecured convertible note to one accredited investor (as that term is defined under the Securities Act of 1933, as amended) in the aggregate amount of $50,000  This convertible note accrues interest at the rate of 19% per annum and is convertible only when a “qualifying financing” event takes place. The Company secured an initial extension of the convertible note to January 29, 2015 earlier this year and subsequently a further extension to December 31, 2016. The note has been reduced to $49,500 through the sale of part of the debt to unrelated third party.

The Note, but none of the accrued unpaid interest thereon, may convert into equity securities at the option of the holder if the Company issues equity securities and any other indebtedness in aggregate with gross proceeds of $1,200,000, including conversion of the Note (a “Qualified Financing”).  The conversion price is equal to 80% of the per share price paid by the purchasers of such equity securities in the Qualified Financing.  Accrued and unpaid interest will be paid by the Company at time of conversion.

If a Qualified Financing has not occurred and the Company elects to consummate a sale of the company prior to the maturity date of the Note, the Company will give the holder a minimum ten days prior written notice of an anticipated closing date of such sale of the Company in order that the holder may consider a conversion of their Note into equity in advance of a sale transaction.

No value has been assigned to the conversion feature attached to this note payable as the possibility of the Company completing such a Qualifying Financing or completing a sale of the Company before May 7, 2015 was considered to be extremely remote.

On October 2, 2015, the Company received $12,500 by way of an unsecured short-term loan from a non-related party for a term of one year.  Principal and interest at 8% per annum accrued thereon are due and payable on October 1, 2016. Also, the lender has the right to convert the principal and accrued interest into shares of the Company’s common stock. The conversion rate is equal to the fair market value of the Company’s common stock on the date of conversion.

The Company had executed three lending arrangements with a related party, affiliated to the CEO of the company.  The effective dates of the loans are November 23, 2015, December 28, 2015 and January 12, 2016.  The loan amounts are $3,000, $16,121 and $1,500, respectively, with interest accruing at 5% per annum.  Repayment is in one lump sum due and payable on or before December 31, 2018, December 31, 2018 and January 31, 2019, respectively. The notes are convertible, at the holder’s request, into shares of the Company’s common stock at the rate of $9.50 per share.

6.  NOTES PAYABLE

In November 2014, the Company received $5,000 by way of an unsecured short-term loan from a non-related party for a term of nine months at 10% interest due upon repayment. The note payable and accrued interest was scheduled to be repaid on May 21, 2015. The Company was successful in obtaining an extension until December 31, 2015 upon making an interim renewal payment of $400.00. As of January 31, 2016, we are default under the loan agreement.

The Company entered into a stock transfer agency agreement dated November 19, 2014 with Pacific Stock Transfer. As part of the agreement, amounts owed to the Company’s previous stock transfer agent of $7,430 were paid by Pacific Stock Transfer, of which $2,189 is to be repaid to Pacific Stock Transfer by the Company in installments of $250 per month beginning on January 3, 2015. Accordingly we also recognized a $5,242 gain on the settlement of the $7,430 balance of accounts payable by assuming a loan of $2,189. Interest at 5% per annum accrues on the unpaid balance of the loan for each month. As of January 31, 2016, we are in default under this loan agreement.

The Company had executed four short-term lending arrangements with non-related party by.  The effective dates of the loans are May 1, 2015, June 22, 2015, June 27, 2015 and September 22, 2015.  The loan amounts are $25,000, $3,000, $2,700 and $1,950, respectively, with interest accruing at 5% per annum. Repayment is in one lump sum due and payable on or before December 4 through January 31, 2016. The repayment dates have been extended through July 31, 2016.

7.  COMMITMENTS AND CONTINGENCIES

On July 8, 2014, the Company entered into an agreement to issue 100,000 shares of its common stock as a deposit for an option to acquire 100% of the issued share capital of AZUR Universal Inc., subject to certain terms and conditions. As at the date of this report certain due diligence remains to be completed, no shares have been issued as yet and no liability for this potential future issuance has been recognized in these financial statements. It is anticipated these shares will be issued within the terms and new timelines of the agreement. See Note 1 – Subsequent Events.

The Company is required to file its annual and quarterly financial reports with SEDAR in Canada. Due to delays in filing its financial statements and other possible forms, the Company believes it may be subject to certain potentially significant penalties to be levied by the Alberta Securities Commission (ASC). These fines have now been stated to be CDN$10,120 or approximately $7,500 as advised and invoiced by the ASC, and have been accrued into the financial statements as of January 31, 2016.  The Company is considering engaging its legal counsel to assist in reducing or eliminating these penalties within the next quarter.

8.  SHAREHOLDERS’ DEFICIT

Preferred Shares

The Company is authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share.

No shares of preferred stock were issued or outstanding during the fiscal years ended January 31, 2016 and 2015.

Common Shares

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share.

On June 4, 2014, the Company issued 85,000 shares of its common stock to settle a liability of $55,250 for legal services provided to it by an attorney. The Company estimated the fair value of these shares to be $17,000, or $0.20 per share, based on its most recent cash sale of shares of its common stock. Accordingly the Company recognized a gain of $38,250 on the sale of settlement of the accounts payable to the Attorney.

On October 16, 2015, 102,000,000 shares of the Company's common stock were issued at $.0001 per share to management as follows: Jeffrey Jolliffe – 1,000,000; Carl Hussey, Treasurer – 2,000,000; Joseph Gagnon, Secretary - 2,000,000; Glenda Dowie, President & CEO – 97,000,000.  All shares are restricted Section144 shares. $10,200 is added in the stockholders' equity section of the financial statements for the value of these shares.

In December 2015, the Company issued 26,670 shares of its common stock at a fair value of $ 20,000, respectively, for service rendered by unrelated third parties.

In addition, the Directors approved the new conversion terms for outstanding loan to Meador and subsequently, part of the debt was sold to an unrelated party.  On October 26, 2015, the Company issued 5,000,000 shares of its common stock at a fair value of $0.0001 per share to an unrelated third party in satisfaction of $500 in notes payable that was assigned to the third party as referred to in Note 5. Convertible Notes Payable. The fair value of $0.0001 per share was established with the unrelated third party based on the fact that the Company has had only limited operations to date, incurred losses since inception and has a shareholder deficit in excess of $200,000.

STOCK OPTIONS

The Company adopted the 2013 Equity Incentive Plan (the “Plan”) on January 31, 2012, reserving 5,500,000 shares for future issuances, of which a maximum of 2,500,000 may be issued as incentive stock options.  The Plan provides for the issuance of non-statutory stock options or restricted stock to officers and employees, with an exercise price that is at least equal to the fair market value of the Company’s common stock on the date of grant. Vesting terms and the lives of the options are to be determined by the Board of Directors upon grant.  As of January 31, 2016 and 2015, no options have been issued under this Plan.

9.  INCOME TAXES

The Company accounts for income taxes in accordance with ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The provision for federal income tax consists of the following for the periods ending:

	January 31, 2016	January 31, 2015
Federal income tax benefit attributed to:
Net operating loss	$(96,000)	$(48,000)
Valuation allowance	96,000	48,000
Net benefit	$-	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	January 31, 2016	January 31, 2015
Deferred tax attributed:
Net operating loss carryover	$197,000	$101,000
Less: change in valuation allowance	(197,000)	(101,000)
Net deferred tax asset	$-	$-

At January 31, 2016 and 2015, the Company had an unused net operating loss carry-forwards approximating $580,000 and $297,000, respectively that are available to offset future taxable income. The loss carry-forwards will start to expire in 2031.

In assessing the reliability of the deferred tax assets at January 31, 2016 and 2015 of $197,000 and $101,000, respectively, management considered whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income and tax planning strategies in making this assessment. Based on management’s analysis, the Company concluded not to retain a deferred tax asset since it is uncertain whether the Company can utilize this asset in future periods. Therefore, the Company has established a full reserve against this asset. The valuation allowance was $197,000 and $101,000 as of January 31, 2016 and 2015, respectively.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. As of January 31, 2016 and 2015, the Company has no accrued interest and penalties related to uncertain tax positions.

The Company is subject to taxation in the U.S. The tax years for 2010 and forward are subject to examination by tax authorities. The Company is not currently under examination by any tax authority.

Management has evaluated tax positions in accordance with FASB ASC 740, and has not identified any tax positions, other than those discussed above, that require disclosure.

10. SUBSEQUENT EVENTS

The Company had retained TESO Communications as its Investor Relations and Public Relations manager and under the agreement the Company may pay the invoice with cash or by issuing shares against the invoices submitted.  The Directors opted to issue shares before the end of the initial agreement period of January 16, 2015 but the same were not yet issued.  The agreement represented a cash payment of $25,000 or the issuance of 50,000 restricted common shares at the completion of the agreement which has been extended to May 15, 2016.

In February and March of 2016, the Company entered into two loan agreements with Crown Bridge Partners for $33,000 and $25,600 respectively. The notes are due and payable twelve months from the issuance date and bear interest at 8% per annum. If the notes are paid off prior to the due day, the Company is required to pay the face amount plus penalty ranging from 10% to 35% depending on the repayment date. Also, after 181 days from the issuance date, the note is convertible into the shares of the Company’s common stock. The conversion rate is equal to 55% of the lowest trade during the previous 10 trading days.

In April 2016, the Company entered into an agreement (“Investment Agreement”) for a unrelated third party (“Investor”) to purchase up to $5,000,000 of the Company’s common stock. In conjunction with the Investment Agreement, the Company entered into a registration rights agreement (“Registration Agreement”). The Registration Agreement requires the Company to use its best effort, with in thirty days, to file with the SEC a Form S-1 (“Registration Statement”) covering a certain number of shares to be used for the Investment Agreement.  Upon the effective date of the Company’s Registration Statement, the Company has the right to put (“Put Notice”) to the investor, for purchase, certain amount of shares of the Company’s common stock. For each Put Notice, the number of shares shall be equal to one-hundred and fifty percent of the average of the daily trading dollar volume of the Company’s common stock for the ten consecutive trading days immediately prior to the Put Notice, so long as such amount does not exceed an accumulative amount per month of $150,000, unless prior approval of the Investor.

In Conjunction with Investment Agreement, the Company entered issued two promissory notes to the investor in the amounts of $20,000 and $55,000. Both promissory notes accrue interest at the rate of 10% per annum and are due seven months from the effective date of the Company’s Registration Statement. The proceeds from the $20,000 promissory note were used to pay the Company’s legal fees associated with the Investment Agreement. The proceeds from the $55,000 promissory note were used to pay the Company’s commitment fee to the Investor.

In accordance with the agreement entered into on July 8, 2014 with AZUR Universal, Inc. we issued the required deposit of 100,000 shares of our common stock in March 2016. This transaction has not closed, as we are still in the due diligence process.

In accordance with ASC 855, Subsequent Events, the Company has evaluated events that occurred subsequent to the balance sheet date through the date of available issuance of these audited financial statements. The Company determined that other than as disclosed above, there were no material reportable subsequent events to be disclosed.

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

This Management’s Discussion and Analysis or Plan of Operation contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may”, “will”, “should”, “anticipate”, “believe”, “expect”, “plan”, “future”, “intend”, “could”, “estimate”, “predict”, “hope”, “potential”, “continue”, or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including, but not limited to, the matters discussed in this report under the caption “Risk Factors”. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update any forward looking-statements, whether as a result of new information, future events or otherwise.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

The following table provides selected financial data about us for the fiscal years ended January 31, 2016 and 2015. For detailed financial information, see the audited Financial Statements included in this report.

	Fiscal year ended January 31,
	2016	2015
Balance Sheet Data:
Cash	$833	$776
Total assets	$12,462	$5,632
Total liabilities	$346,281	$189,360
Shareholders' deficit	$(333,819)	$(183,728)

Operating Data:
Revenue	$20,199	$13,574
Cost of revenue	$17,855	$11,450
Operating Expenses	$182,004	$174,791
Other Income (Expense)	$(103,562)	$32,013
Net Loss	$(283,222)	$(140,654)

Results of Operations

We have little operating history upon which to evaluate our intended business and sales. In addition, we have a history of losses. Our activities have been directed at developing our business plans as to eventually generate significant revenues. We have operated at a loss in all relevant periods.

For our fiscal years ended January 31, 2016 and 2015, our accountants have expressed substantial doubt about our ability to continue as a going concern as a result of our history of losses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to raise the necessary funding to implement our business plan and to successfully develop and market our software, generate revenues and operate a profitable business.

Revenue

We generated revenues of $ 20,199 for the fiscal year ended January 31, 2016, as compared to $13,574 for the fiscal year ended January 31, 2015, an increase of $6,625. This increase was attributable to revenue generated in consulting services consisting mostly of technical writing provided by the Company.

Cost of Revenue

During the twelve months ended January 31, 2016 we incurred contract labor – related party costs of $17,855, as compared to $11,450 for the fiscal year ended January 31, 2015 directly related to the consulting services revenue we generated in the period.

Operating (Income) Expense

Operating expenses, which consisted of accounting, legal, research and development and general and administrative expenses for the fiscal year ended January 31, 2016, were $182,004 which is an decrease of $7,213, or 4% as compared to the operating expenses for the fiscal year ended January 31, 2015 of $174,791. The decrease in our operating expenses was primarily attributable to decrease in the professional fees during the year.

Other income (Expense)

Interest expense and amortization of debt discount for the fiscal year ended January 31, 2016 was $68,938 compared with $11,479 in the fiscal year ended January 31, 2015, an increase of $57,459 or 501%. The increase was due primarily to the Company’s increase in borrowings and primarily due to the beneficial conversion feature on notes payable calculated under the definitive convertible promissory note for the fiscal year ended January 31, 2016.

Net Loss

As a result of the foregoing, we incurred a net loss of $283,222 for the fiscal year ended January 31, 2016, which was an increase of $142,568, or 101.4%, as compared to the net loss for the fiscal year ended January 31, 2015 of $140,654.

We expect to incur operating losses in future foreseeable periods because we will be incurring expenses and not generating sufficient revenues to fund these expenses. We expect at a minimum $355,000 in operating costs over the next twelve months based on current operations. We cannot guarantee that we will be successful in generating sufficient revenues or finding other funds in the future to cover these operating costs. Failure to generate sufficient revenues or secure additional financing when needed could cause us to go out of business.

Liquidity and Capital Resources

As of January 31, 2016, we had cash and cash equivalents of $833 but were in the process of negotiating additional funding. As of January 31, 2015, we had cash and cash equivalents of $776.

Net cash used for operating activities was $65,484 for the fiscal year ended January 31, 2016. This compares to net cash used for operating activities of $31,433 for the fiscal year ended January 31, 2015. During the fiscal year ended January 31, 2016, we incurred a loss of $283,222 which was partially reduced by $138,918 of non-cash expenses and increased by a non-cash gain of $14,376 on the conversion of notes payable to shares of our common stock. There was an $885 increase in accounts receivable, a $60,000 increase in accrued officer compensation and a $42,081 increase in accounts payable and accrued expenses to arrive at cash used in operations of $65,484. By comparison, during the fiscal year ended January 31, 2015 we incurred a loss of $140,654 which was partially reduced by $15,076 of non-cash expenses and increased by a non-cash gain of $43,492 on the settlement of accounts payable for debt and shares of our common stock. There was a $330 increase in accounts receivable, a $60,000 increase in accrued officer compensation and a $77,967 increase in accounts payable and accrued expenses to arrive at cash used in operations of $31,433.

Cash flows used in or generated by investing activities were $0 for the fiscal years ended January 31, 2016 and 2015 as we lacked the funding to be able to pursue investing opportunities.

Cash flows provided by financing activities were $65,541 for the fiscal year ended January 31, 2016, which compares to cash flows provided by financing activities of $13,379 for fiscal year ended January 31, 2015. During the fiscal year ended January 31, 2016, we received $2,223 of additional loans from one of our directors and repaid $7,953 to director, $38,150 of loans from unrelated third parties and $ 32,621 from related party. By comparison, during the fiscal year ended January 31, 2015 we received $6,879 of additional loans from one of our directors, secured short-term borrowings of $5,000 and received $1,500 in reimbursement of certain previously paid deferred financing costs.

Over the next twelve months we do not expect substantial material capital costs to develop operations and charting products. Our estimated operating costs of $155,000 will be used for operations, contract workers, travel, and reporting, but none will be used to pay salaries unless deemed reasonable by management and directors.

To date, we have realized only nominal revenue. As a result, we expect that we may need to engage in the private placement of our debt and equity securities in order to continue to fund operations. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to raise an estimated $1.5 million to fully implement our business plan and to successfully develop and market our software, generate revenues and operate a profitable business.

In any case, we try to operate with minimal overhead while we undertake to attract participants to help build our products. Our primary activity will be to seek to develop clients for our services and, consequently, our sales. If we succeed in developing clients for our services and generating sufficient sales, we will have the potential to become profitable. We cannot guarantee that this will ever occur. Our plan is to build our company in any manner which will be successful and provide value for our shareholders.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements with any party.

Plan of Operation

Marketing and Sales Efforts

Our marketing efforts will primarily be related to assuring our product is easily found in app stores and create a smooth downloading experience. We anticipate allocating seven percent of funds raised for marketing as well as generating product awareness through paid investor relations programs. We believe that there will be sufficient funds available if a suitable advertising or promotional opportunity presents itself.

Once the app is live and we have had to begin initial Search Engine Optimization (“SEO”) work and internet marketing, we believe sales will be initially supported through the Apple store and our website. The website will be set up to record all visitors automatically and billing will be handled by Apple’s extensive billing backend. This system will allow us to minimize staff, maintain efficient delivery of products, and keep records for both accounting and marketing.

Successful implementation of our business strategy depends on factors specific to the internet, regulations regarding equities trading, app development licenses and the hand held device industry and numerous other factors that may be beyond our control. Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on our business, financial condition, and results of operations and cash flow:

•

the competitive environment in the app sector that may force us to reduce prices below the optimal desired pricing level or increase promotional spending;

•

the ability to anticipate changes in consumer preferences and to meet customers’ needs for trading products in a timely cost effective manner; and

•

the ability to establish, maintain and eventually grow market share in a competitive environment.

For delivery of our information globally, geopolitical changes, changes in trading regulations, currency fluctuations, natural disasters, pandemics and other factors beyond our control may increase the cost of items we purchase, create communication issues or render product delivery difficult which could have a material adverse effect on our sales and profitability.

Concurrent Developments

Future Trends use E-Books as a method for Training: Future product considerations revolve around enhanced or animated e-books. We believe consumers enjoy e-books because of their convenience and accessibility but they are similar in format to the traditional book. As animation is added to traditional images such as charts, this same technology can be applied to e-books to animate the content to better engage the reader. It is believed customers will soon demand interactive books that provide a much better, more informed educational experience and replace standard training techniques. New E-books with a view to training support will be made available after the sale of apps has commenced.

Consulting Services

During the twelve months ended January 31, 2016 and 2015, the Company provided technical writing and computer assisted design services to other startups using a contractor, a related person, a family member to the Chief Executive Officer, to generate certain additional revenues. We would anticipate that this revenue will eventually diminish completely if we are able to raise the necessary funding to allow the contractor to work exclusively on in-house projects.

Critical Accounting Policies

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Transactions

Foreign currency transaction gains and losses are recorded in the statements of operations as a component of other income (expense).

Software

The Company has software that it uses for the development of certain mobile phone applications. The software and any upgrades are being amortized over useful lives ranging from 3-5 years.

Website

The Company accounts for website development costs in accordance with FASB ASC 350-50, “Website Development Costs”. Costs incurred to register domain names, integrate databases and add additional functionality or features to the website are capitalized and amortized over 1-3 years. Costs incurred in general maintenance of the website or hosting costs, are expensed as incurred.

Financial Instrument

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 825 “Financial Instruments”. The carrying values of cash, accounts receivable, accounts payable, and accrued expenses, note payable, accrued interest payable and loan form director approximate fair value due to the short-term maturities of these instruments.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. It recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer; (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Research and Development Costs

Costs incurred in research and development activities are listed separately and expensed as incurred.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes”. Under FASB ASC 740, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under FASB ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At January 31, 2016 and 2015, the Company has no unrecognized tax benefits.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive

During the years ended January 31, 2016 and 2015, the Company did have potentially dilutive debt instruments that have been excluded from the earnings per share calculation as their effect would have been anti-dilutive.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. ASU 2014-09 will be effective for the Company beginning in its first quarter of 2017. Early adoption is not permitted. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company is currently evaluating the impact of adopting the new revenue standard on its financial statements.

In August 2014, the FASB issued guidance that requires management to evaluate whether there are conditions or events that raise substantial doubt about an entity's ability to continue as a going concern. If such conditions or events exist, disclosures are required that enable users of the financial statements to understand the nature of the conditions or evens, management's evaluation of the circumstances and management's plans to mitigate the conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. The Company will be required to perform an annual assessment of its ability to continue as a going concern when this standard becomes effective on January 1, 2017; however, the adoption of this guidance is not expected to impact our financial position, results of operations or cash flows.

Seasonality.

We do not expect our revenues to be impacted by seasonal demands for our services.

Changes in and Disagreements with Accountants
on Accounting and Financial Disclosure

None.

Directors and Executive Officers

Directors and Executive Officers

The following table sets forth our directors and executive officers, their ages and the positions they hold:

Name	Age	Positions and Offices Held

Glenda Dowie	59	Director, President, Chief Executive Officer

Joseph Gagnon	58	Director, Secretary, Chief Technology Officer

Carl Hussey	65	Director, Treasurer, Chief Financial Officer

Glenda Dowie has been President, Chief Executive Officer and a Director of the Company since inception. She is a full-time equities trader. She is the President and Founder of the stock trading site TraderZone.com and its affiliated newsletter-inspired BuyZoneReview.com. For the past eleven years, she has focused her energy and talents on stock trading indicators, refining her methodology for active trading and developing formulas that capture market momentum. During the past five years, Ms. Dowie had worked for the company that she owned: The TraderZone Corporation. Ms. Dowie is the director of TraderZone. Ms. Dowie has shared her experience through Published Articles on Investopedia (division of Forbes) as well as published a book entitled “6 Steps to Buying a Winning Stock” made available through the Apple Store.

Joseph Gagnon has been Secretary, Chief Technology Officer and a Director of the Company since inception. From 1997 to 2011 Mr. Gagnon was the Owner of JJG Consulting providing computer software consulting services. From February 2006 to 2011 Mr. Gagnon was a Java programmer with Branagh Information Group, a privately held computer networking company. Mr. Gagnon co-founded Abacus Concepts in 1984. With two MacUser Eddies, six MacWorld World Class awards and a 60% market share world-wide, Abacus was a leader of Macintosh Statistical Analysis and a significant player in the Win32 world. Mr. Gagnon served as Chief Technology Officer and served on the Board of Directors. His technical responsibilities were the user interface design, software architecture and implementation of the StatView product line. Mr. Gagnon left Abacus in 1997 when the business was sold to SAS Institute. Mr. Gagnon obtained a BS in Computer Science in 1981 from the University of Wisconsin-Madison.

Carl Hussey has been Treasurer, Chief Financial Officer and a Director of the Company since inception. From January 2006 to the present Mr. Hussey has been the Owner of CH Strategic Management Group, providing management consulting to a broad range of companies. From June 2004 to August 2005 Mr. Hussey was the Chief Logistics Officer UNDOF at the United Nations. He was responsible for logistics for United Nations in UNDOF situated on Israel, Lebanon and Syria borders maintaining the disputed area of separation between the countries. From July 1999 to June 2004 he was a Comptroller for the Canadian Air Division of the Canadian Forces. Prior to this position he headed the Review and Audit Services within the Corporate Services Directorate of 1 Canadian Air Division. Mr. Hussey attended the University of New Brunswick.

Family Relationships

There are no family relationships among our directors and executive officers. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense within the past five years or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)

any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)

Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The following table shows for the fiscal years ended January 31, 2016 and 2015, compensation awarded to or paid to, or earned by, our Chief Executive Officer, our Chief Technology Officer, and our Chief Financial Officer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards (1) ($)	All Other Compensation	Total ($)
Glenda Dowie	2016	$60,000	0	0	0	$60,000
Chief Executive Officer	2015	$60,000	0	0	0	$60,000

Joseph Gagnon	2016	0	0	0	0	0
Chief Technology Officer	2015	0	0	0	0	0

Carl Hussey	2016	0	0	0	0	0
Chief Financial Officer	2015	0	0	0	0	0

(1)

Effective November 1, 2013, the Company began to accrue a monthly salary of $5,000 per month for Ms. Dowie on an ongoing basis. As of January 31, 2016, accrued officer compensation was $125,300. The accrued compensation will only be paid as and when the directors decide the Company has sufficient liquidity to pay some, or all, of the amounts accrued. Ms. Dowie can elect at any time to convert some, or all, of her accrued compensation into shares of the Company as determined by the Board of Directors in consultation with its legal advisors. Market price will be the publicly quoted share price, when such a publicly quoted price becomes available or the last cash price the Company received for the sale of its common shares.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of January 31, 2016, regarding shares of common stock that may be issued under the Company’s 2012 Equity Incentive Award Plan (the “Equity Plan”). The Equity Plan was approved by the Company’s shareholders and is the Company’s sole equity compensation plan.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	-	-	5,500,000
Equity compensation plans not approved by security holders (2)
Total	-	-	5,500,000

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Effective November 1, 2013, the Company began to accrue a monthly salary of $5,000 per month for Ms. Glenda Dowie on an ongoing basis. As of January 31, 2016 and January 31, 2015 accrued officer compensation was $125,300 and $75,000 respectively. The accrued compensation will only be paid as and when the directors decide the Company has sufficient liquidity to pay some, or all, of the amounts accrued. The President of the Company can elect at any time to convert some, or all, of her accrued compensation into shares of the Company as determined by the Board of Directors in consultation with its legal advisors. Market price will be either the publicly quoted share price, when such a publicly quoted price becomes available, or the last cash price the Company received for the sale of its common shares. The Company has no other employment agreements in effect.

As of June 15, 2012, Mr. Gagnon took a leave of absence from his role under the consulting agreement; however, he will continue to serve as an officer and director of the Company during his leave of absence. Mr. Gagnon provides contract services for a fee connected to maintenance on the servers and software on a consultant basis. Mr. Hussey does not receive compensation for his services at this time. Based upon the amount of the proceeds from additional sales of our common stock, other future employees and directors may receive salaries. Once we generate revenue, future salaries will be evaluated at that time. Additional employees may be added in the future to assist in the monitoring and fulfillment of orders.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of May 13, 2016, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our common stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of May 13, 2016. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 118,825,003shares of common stock outstanding as May 13, 2016 plus, for each individual, any securities that individual has the right to acquire within 60 days of May 13, 2016.

Name and Address	Amount and Nature of	Percent of
of Beneficial Owner	Beneficial Ownership (1)(2)	Class

Glenda Dowie (3)	102,000,000	85.8%
505 Montgomery Street,
11th Floor
San Francisco, CA 94111

Joseph Gagnon (3)	2,200,000	1.85%
505 Montgomery Street,
11th Floor
San Francisco, CA 94111

Carl Hussey (3)	2,200,000	1.85%
505 Montgomery Street,
11th Floor
San Francisco, CA 94111

All Officers and Directors as a Group	106,400,000	89.5%

(1) All ownership is beneficial and of record, unless indicated otherwise.

(2) The Beneficial owner has sole voting and investment power with respect to the shares shown.

(3) An officer and director of the Company.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

Except as set forth below, since February 1, 2013, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or will be a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years; and in which any director, executive officer, other stockholders of more than 5% of the Company’s Common Stock or any member of their immediate family had or will have a direct or indirect material interest:

Effective November 1, 2013, the Company began to accrue a monthly salary of $5,000 per month for the President on an ongoing basis. As of January 31, 2016 accrued officer compensation was $125,300. The accrued compensation will only be paid as and when the directors decide the Company has sufficient liquidity to pay some, or all, of the amounts accrued. The President of the Company can elect at any time to convert some, or all, of her accrued compensation into shares of the Company’s common stock at the market price at the date of conversion. Market price will be either the publicly quoted share price, when such a publicly quoted price becomes available, or the last cash price the Company received for the sale of its common shares.

As of January 31, 2016 and 2015, the Company owed the President $2,673 and $8,402, respectively, by way of loan. The loan is unsecured, due on demand and interest free.

During the twelve months ended January 31, 2016, the Company was providing technical writing and computer assisted design services to other startups provided by a contractor, a related person, a family member to the Chief Executive Officer, to generate certain additional revenues. The Company paid $17,855 to the related party consultant in respect of the provision of these services during the twelve months ended January 31, 2016 (2015 – $11,450).

Compensation for Executive Officers and Directors

For information regarding compensation for our executive officers and directors, see “Executive Compensation”.

Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•

the director is, or at any time during the past three years was, an employee of the company;

•

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•

a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•

the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•

the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Ms. Dowie and Messrs. Gagnon and Hussey are not considered independent because they are executive officers of the Company.

We do not currently have a separately designated nominating or compensation committee but have created an audit committee.

Where You Can Find More Information

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

5,000,000 Shares

APT Systems, Inc.

Common Stock

Prospectus

_____________, 2016

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$14.10

Accounting fees and expenses	$4,750.00

Legal fees and expenses	$15,000.00

Miscellaneous fees and expenses	$0

Total	$19,764.10

Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In addition, the DGCL does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The DGCL also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

(1) for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(3) for unlawful payments of dividends or unlawful stock purchases or redemptions, or

(4) for any transaction from which the director derived an improper personal benefit.

These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Recent Sales of Unregistered Securities

In February 2013, the Company issued 1,000 shares of $0.001 par value common stock for $200 cash or $0.20 per share.

In April 2013, the Company issued 100,000 shares of $0.001 par value common stock for $20,000 cash or $0.20 per share.

In October 2013, the Company issued 25,000 shares of $0.001 par value common stock for services valued at $5,000 cash or $0.20 per share.

In January of 2014, the Company authorized the issuance of 10,000 shares of the Company’s common stock at $0.20 per share to one non-U.S. investor for $2,000 cash or $0.20 per share. These shares were issued pursuant to the exemption from registration provided by Regulation S of the Securities Act in that they were issued to a non U.S. person for total cash proceeds of $2,000.

On January 8, 2014, the Company issued an unsecured convertible note to one accredited investor (as that term is defined under the Securities Act of 1933, as amended) in the aggregate amount of $50,000 This convertible note accrues interest at the rate of 19% per annum and is convertible only when a “qualifying financing” event takes place. The note was initially due and payable on May 7, 2014. The Company secured an initial extension of term of the convertible note to January 29, 2015 and subsequently a further extension to December 31, 2015.

On June 4, 2014, the Company issued 85,000 shares of its common stock to settle a liability of $55,250 for legal services provided to it by an attorney. The Company estimated the fair value of these shares to be $17,000, or $0.20 per share, based on its most recent cash sale of shares of its common stock. Accordingly the Company recognized a gain of $38,250 on the sale of settlement of the accounts payable to the Attorney.

On October 16, 2015, 102,000,000 shares of the Company's common stock were issued at $.0001 per share to management as follows: Jeffrey Jolliffe – 1,000,000; Carl Hussey, Treasurer – 2,000,000; Joseph Gagnon, Secretary - 2,000,000; Glenda Dowie, President & CEO – 97,000,000. All shares are restricted Section144 shares. $10,200 is added in the stockholders' equity section of the financial statements for the value of these shares.

In December 2015, the Company issued 26,670 shares of its common stock at a fair value of $ 20,000, respectively, for service rendered by unrelated third parties.

In addition, the Directors approved the new conversion terms for outstanding loan to Meador and subsequently, part of the debt was sold to an unrelated party. On October 26, 2015, the Company issued 5,000,000 shares of its common stock at a fair value of $0.0001 per share to an unrelated third party in satisfaction of $500 in notes payable that was assigned to the third party as referred to in Note 5. Convertible Notes Payable.

In accordance with the agreement entered into on July 8, 2014 with AZUR Universal, Inc. we issued the required deposit of 100,000 shares of our common stock in March 2016 valued at the time of signing the agreement at $0.65 per share.

In May 2016, the Company issued Robert Sullivan 1,283,333 shares of common stock for services valued at $0.06 per share.

In May 2016, the Company issued BGM International 1,500,000 shares for common stock for services valued at $0.10 per share.

Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference from the Form S-1 Registration Statement, on May 23, 2012)
3.2	Bylaws (incorporated by reference from the Form S-1 Registration Statement, on May 23, 2012)
4.1	APT Systems, Inc. 2012 Equity Incentive Plan (incorporated by reference from the Annual Report on Form 10-K for the year ended January 31, 2014, on May 29, 2014)
4.2	19% Convertible Note dated January 8, 2014 (incorporated by reference from the Annual Report on Form 10-K for the year ended January 31, 2014, on May 29, 2014)
5.1*	Opinion of Szaferman, Lakind, Blumstein & Blader PC regarding the legality of the securities being registered
(10)	Material Contracts
10.1	Investment Agreement, by and between the Company and Tangiers Global, LLC, dated April 14, 2016
10.2	Registration Rights Agreement, by and between the Company and Tangiers Global, LLC, dated April 14, 2016
10.3
23.1	Consent of RBSM LLP
23.2	Consent of Cutler & Co, LLC
(101)	Interactive Data File
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

*To be filed by amendment.

Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on May 16, 2016.

APT Systems, Inc.

By:

/s/ Glenda Dowie
Glenda Dowie, President and Chief Executive Officer (Principal Executive Officer)
/s/ Carl Hussey
Carl Hussey, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Glenda Dowie	Date: May 16, 2016.
Glenda Dowie President, Chief Executive Officer and Director

/s/ Joseph Gagnon	Date: May 16, 2016
Joseph Gagnon Secretary and Director

/s/ Carl Hussey	Date: May 16, 2016
Carl Hussey
Treasurer, Chief Financial Officer and Director